UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2022

Date of Report (Date of earliest event reported)

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Inventory Intermediation Agreement

On December 22, 2022, DK Trading & Supply, LLC (“DKTS”), an indirect subsidiary of Delek US Holdings, Inc. (the “Company”), acting on behalf of, and jointly and severally liable with, each of (i) Lion Oil Company, LLC (“Lion Oil”), (ii) Alon Refining Krotz Springs, Inc. (“ARKS”) and (iii) Alon USA, LP (“Alon” and together with each of Lion Oil and ARKS, the “Refinery Companies” and each a “Refinery Company”) entered into an inventory intermediation agreement (the “Inventory Intermediation Agreement”) with Citigroup Energy Inc. (“Citi”). Pursuant to the Inventory Intermediation Agreement, Citi will (i) purchase from and sell to DKTS crude oil and other petroleum feedstocks in connection with processing operations at certain refineries, (ii) purchase from and sell to DKTS all refined products produced by such refineries other than certain excluded products and (iii) in connection with such purchases and sales, DKTS will enter into certain market risk hedges in each case, on the terms and subject to the conditions set forth therein.

The Inventory Intermediation Agreement results in up to $800 million of working capital capacity for DKTS. The Inventory Intermediation Agreement has a term of 24 months, subject to extension by Citi for an additional 12 months. The Inventory Intermediation Agreement replaces the agreements described in Item 1.02 below, which agreements are scheduled to expire on December 30, 2022.

The foregoing description of the Inventory Intermediation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Inventory Intermediation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pledge and Security Agreement

On December 22, 2022, in connection with entry into the Inventory Intermediation Agreement, DKTS and Citi entered into a pledge and security agreement (the “Pledge and Security Agreement”), pursuant to which DKTS agreed to grant to Citi, effective December 30, 2022 subject to certain conditions precedent, (i) in the case any transaction for the sale, assignment, delivery and transfer of ownership of the hydrocarbons pursuant to the Inventory Intermediation Agreement is found not be a true sale, a security interest in certain crude oil, refined petroleum products and other hydrocarbons at certain locations and (ii) a security interest in all business interruption insurance associated with the hydrocarbons sold.

The foregoing description of the Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pledge and Security Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to ABL Credit Agreement

On December 22, 2022, in connection with entry into the Inventory Intermediation Agreement, the Company entered into Amendment No. 1 (the “First Amendment”) to its Third Amended and Restated Credit Agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, the Company, as borrower, certain subsidiaries of the Company, as guarantors, and the other lenders party thereto. The First Amendment amended the ABL Credit Agreement to include the rights of business interruption insurance as collateral with respect to the Inventory Intermediation Agreements and any future intermediation arrangements.

The foregoing description of the First Amendment to the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pledge and Security Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 27, 2022, in connection with entry into the Inventory Intermediation Agreement, DKTS, the Refinery Companies and J. Aron & Company LLC (“J. Aron”) agreed to terminate the Third Amended and Restated Supply and Offtake Agreement, dated as of April 7, 2020, between J. Aron and ARKS (the “ARKS S&O Agreement”), the Third Amended and Restated Supply and Offtake Agreement, dated as of April 7, 2020, between J. Aron and Alon (the “Alon S&O Agreement”), and the Third Amended and Restated Supply and Offtake Agreement, dated as of April 7, 2020, between J. Aron and Lion Oil (the “Lion S&O Agreement”, and together with the ARKS S&O Agreement and the Alon S&O Agreement, the “Prior S&O Agreements”), with each such termination to be effective as of December 30, 2022. The termination of each of the Prior S&O Agreements will occur as a result of the expiration of each of the Prior S&O Agreements in accordance with their terms, and none of those terminations is the result of any breach or other failure to comply with any term or condition of the foregoing or resulted in any early termination penalties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Inventory Intermediation Agreement, dated December 22, 2022.

10.2	Pledge and Security Agreement, dated December 22, 2022.

10.3	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of December 22, 2022, by and among Delek US Holdings, Inc., as borrower, the subsidiaries of Delek US Holdings, Inc. party thereto, as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2022	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)